                                                                    Exhibit 99.3


                                AOA HOLDING LLC
                               AOA CAPITAL CORP

                             Offer for Outstanding
                         10 3/8% Senior Notes due 2006
                                in Exchange for
                         10 3/8% Senior Notes due 2006,
                        which have been Registered Under
                          the Securities Act of 1933,
                                   as Amended

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated [ ], 1999 (the "Prospectus"), and the related Letter of Transmittal relating to the offer (the "Exchange Offer") of AOA Holding LLC and AOA Capital Corp (collectively, the "Company") to exchange its 10 3/8% Senior Notes due 2006, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 10 3/8% Senior Notes due 2006 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 26, 1999, by and among the Company and the initial purchaser referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.
New York City time, on [                   ], 1999, unless extended by the
Company. Any Old Notes tendered pursuant to the Exchange offer may be withdrawn at any time before the Expiration date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all old Notes.

     2. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     3.   The Exchange Offer expires at 5:00 p.m., New York time, on [      ],
1999, unless extended by the Company.

          If you wish to have us tender your Old Notes, please instruct us by completing, executing and return to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.
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                          INSTRUCTION WITH RESPECT TO
                               THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

                                    Aggregate Principal Amount of Old Notes
                                    ---------------------------------------

10 3/8% Senior Notes due 2006

[___]     Please do not tender any
          Old Notes held by you
          for my accounts.

Dated:                      , 1999


                                    ---------------------------------------

                                    ---------------------------------------
                                    Signature(s)


                                    ---------------------------------------

                                    ---------------------------------------
                                    (Print Name(s) here)


                                    ---------------------------------------

                                    ---------------------------------------
                                    Address


                                    ---------------------------------------
                                    Area Code and Telephone Number


                                    ---------------------------------------

                                    ---------------------------------------
                                    Tax Identification or Social Security No(s).

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

                                AOA HOLDING LLC
                               AOA CAPITAL CORP

                             Offer for Outstanding
                         10 3/8% Senior Notes due 2006
                                in Exchange for
                        10 3/8% Senior Notes due 2006,
                        which have been Registered Under
                          the Securities Act of 1933,
                                   as Amended


To:  Brokers, Dealers, Commercial Banks
     Trust Companies and Other Nominees:

     AOA Holding LLC and AOA Capital Corp (collectively, the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated [ ], 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 10 3/8% Senior Notes due 2006, which have been registered under the Securities Act of 1933, as amended, for its outstanding 10 3/8% Senior Notes due 2006 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the company contained in the Registration Rights Agreement dated May 26, 1999, by and among the Company and the initial purchaser referred to therein.

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated [              ], 1999;

     2. The letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to United States Trust Company of New York, the Exchange Agent for the Exchange Offer.

     Your prompt action is required.  The Exchange Offer will expire at 5:00
p.m., New York City time, on       [                ], 1999.  Unless extended by
the Company (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the
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Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange offer -- Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank Trust National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                 Very truly yours,



                                 AOA HOLDING LLC
                                 AOA CAPITAL CORP

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures